UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         August 29, 2005

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

     Effective as of August 29, 2005, Sun Healthcare Group, Inc. (the "Company") entered into the Seventh Amendment (the "Seventh Amendment") to Loan and Security Agreement (the "Loan Agreement") with CapitalSource Finance LLC (in its individual capacity as a Lender and in its capacity as collateral agent) and the financial institutions listed on the signature pages thereof (the "Lenders"). In the Seventh Amendment, the Lenders consented to an acquisition by CareerStaff Unlimited, Inc. (a subsidiary of the Company and a Borrower under the Agreement) of ProCare One Nurses, LLC.  In the Seventh Amendment the Lenders also agreed to finance the acquisition of ProCare One Nurses, LLC under the Loan Agreement by using funds made available by increasing the borrowing base to include the payment due from the sale of the pharmacy operations of the Company's subsidiary, SunScript Pharmacy Corporation.

Item 9.01.  Financial Statements and Exhibits

10.1

Seventh Amendment to Loan and Security Agreement (the "Loan Agreement") dated as of August 29, 2005 by and among Sun Healthcare Group, Inc. (the "Company"), and each direct or indirect Subsidiary of the Company identified on the signature pages of the Loan Agreement as a borrower, the financial institution(s) listed on the signature pages thereof, and their respective successors and assignees, and CapitalSource Finance LLC.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jennifer L. Botter
Name: Jennifer L. Botter
Title: Sr. Vice President and Corporate Controller

Dated:  September 1, 2005